Exhibit 5.1

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103

March 19, 2004

The Pep Boys – Manny, Moe & Jack

3111 W. Allegheny Avenue

Philadelphia, Pennsylvania 19132

RE:                              The Pep Boys – Manny, Moe & Jack, Registration Statement on Form S-3 (Registration No. 333-109625)

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), in connection with the public offering and sale of up to 4,646,464 shares of common stock, par value $1.00 per share, of the Company (the “Shares”) under a Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed on October 10, 2003 and declared effective on November 10, 2003 by the Securities and Exchange Commission (the “SEC”), and a Prospectus Supplement related thereto, dated March 18, 2004 (together with the Prospectus, dated March 9, 2004, related to the Registration Statement, the “March 2004 Prospectus”).

In connection with this opinion letter, we have examined the Registration Statement, including the March 2004 Prospectus, and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, as described in the March 2004 Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to us under the captions “Validity of Securities” in the Prospectus and “Validity of Common Stock” in the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP